SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       September 21, 2004
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                               CHISTE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

               Nevada                                 0-32065                               86-0965692
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   (State or Other Jurisdiction of           (Commission File Number)            (IRS Employer Identification No.)
           Incorporation)

936A Beachland Boulevard, Vero Beach, Florida                                                  32963
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(Address of Principal Executive Offices)                                                    (Zip Code)

Registrant's telephone number, including area code        772-231-7544
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 1.01         Entry into a Material Definitive Agreement

         On September 21, 2004, Chiste Corporation, a Nevada corporation ("Chiste"), entered into an Agreement and Plan of Merger ("Merger Agreement") with ICON Textile Laser Systems, Inc., a Delaware corporation ("ICON"), for the merger of ICON with and into a wholly owned subsidiary of the Chiste, ICON Acquisition Corp., a Delaware corporation, in which merger ICON will be the surviving entity.

         Consummation of the transactions under the Merger Agreement are conditioned upon a number of typical conditions and several requirements specific to the transaction, among which are: (i) Chiste completing the offer of shares of Common Stock and warrants to purchase Common Stock, in units of one share and one warrant, at $3.50 for each unit, on a minimum $2,250,000, maximum $4,200,000 basis (described in Section 3.02), (ii) Chiste having affected a one
(1)-for twenty five (25) reverse stock split (described in Section 3.03), and
(iii) Chiste having changed its corporate name to "ICON Textile Laser Systems Holding Company".

ICON

         ICON, a California-based company owns patented processes that allow a laser to produce common finishing effects on textiles, such as fading and stone-washing a pair of blue jeans. Traditional textile finishing is performed by hand using high-cost laborers, in a time-consuming and environmentally harmful process. ICON's patented processes allow textile finishing to be performed in a cheaper, faster, more efficient and environmentally friendly way. This patented laser processing technology is incorporated in a complete product line of textile finishing equipment which is manufactured and sold by ICON and its original equipment manufacturers ("OEM") licensees.

         ICON acquired its primary intellectual property from ICON Laser Technologies, Inc. ("ILT") in March 2003. ILT was owned and controlled by Wayne
K. Shaffer. Since June 1994, Mr. Shaffer was involved in developing ICON's core process technology for color fading dyed textile materials with a laser and realized that the commercialization of this technology in the textile industry would require ICON's industry expertise and resources. As part of the acquisition, Messrs. Shaffer and Seppala, an officer of ILT, became full-time employees of ICON.

         ICON owns three U.S. patents and has submitted two U.S. patent applications. All five of these relate to methods and equipment used in the finishing of textiles or other materials. All of them are based on laser technology and directly relate to the ICON products and processes.

         The successful commercialization of the ICON laser process technology will require a significant paradigm shift in the textile finishing industry - from the traditional labor intensive, environmentally harmful, wet process to a laser-based, essentially labor-free and clean process. This paradigm shift in now in full motion and gaining acceptance industry-wide. An installed base of early adopters of laser color-fading equipment, of approximately 127 systems, primarily represented by sales made by Tonello Srl (Italy), now an OEM manufacturer for ICON, and the repeatability of the faded textiles produced by the ICON laser systems are the primary drivers of this shift. ICON is positioned to change the way textile finishing is produced.


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

         While ICON has all areas of the textile industry open to its sales efforts, including apparel, home furnishings and transportation, ICON is concentrating most of its initial efforts on the jeans sector of the apparel industry, which accounts for over $12 billion of sales in just the United States annually. ICON's current laser-based technology systems produce jeans, tee shirts and tops for well known brands such as Phat Farm, Jordache, Billabong, Stucey, Nike, Levis, Guess, VF (Lee and Wrangler), Urban Pipeline, Puma and Pelle Pelle. With significantly lower contract manufacturing costs, ICON's laser technology is already showing appeal in the value price market, i.e. Wal-Mart, Target, Kohl's, The Gap, which is seeking to duplicate looks that are currently achieved only in the upper-end market such as Diesel, Seven, Lucky Brands and Guess. This mass merchant retail market is also very interested in the high level of repeatability in the finished faded product that a laser-based system can produce, reducing seconds and rejects.

         Beyond the jeans market, ICON is developing new products to meet the demand for new functionality, including laser-based embroidery equipment, laser-based silk screening equipment, laser reactive textile inks, dyes and coatings, and specialty laser equipment for materials other than textiles.

Merger Agreement

         Chiste, ICON, ICON Acquisition, Inc., certain ICON stockholders and KRM Reverse Merger Fund LLC ("KRM Fund"), the controlling shareholders of Chiste, have entered into the Merger Agreement by which ICON will merge with ICON Acquisition, Inc. and be the surviving corporation, and become a wholly owned subsidiary of Chiste. This merger may also be referred to as the "reverse merger". In connection with the merger, each of ICON's 2,071,00 shares of outstanding common stock will be converted into the right to receive one (1) share of Chiste's Common Stock. Accordingly, assuming no ICON stockholder exercises his dissenter's rights, Chiste will issue 2,071,000 shares of Chiste Common Stock in exchange for all the outstanding shares of ICON common stock. ICON has no securities outstanding other than 2,071,000 shares of ICON common stock.

         Each share of Chiste Common Stock issued to ICON stockholders in connection with the reverse merger will be issued under an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"). As such, the shares of Chiste Common Stock issued to ICON stockholders will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. Chiste has, however, agreed to grant "piggyback" registration rights to certain ICON stockholders (each of whom is not part of ICON's management) holding in the aggregate 171,000 shares of Chiste common stock following the merger.

         The Merger Agreement contains representations and warranties of each of Chiste and ICON relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) the capital structure of each company, (c) the authorization, performance and enforceability of the Merger Agreement, (d) compliance with governmental and other authorizations and obtaining all consents required to consummate the reverse merger, (e) holding of leases and ownership of other properties, including intellectual property, (f) liabilities and absence of undisclosed liabilities, (g) material encumbrances,
(h) claims and litigation, (i) compliance with applicable laws, (j) contracts,
(k) insurance coverage and claims, (l) employee matters, (m) corporate records,
(o) absence of material changes, (p) financial condition and prospects, (q) taxes and (r) compliance with applicable provisions of the securities laws, including past and transaction-related filings.


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

         Each of Chiste and ICON has agreed to continue to operate their business in the ordinary course prior to the reverse merger. In addition, Chiste is able to pursue this offering and take the actions necessary to affect a reverse split and the change of its corporate name.

         Under the Merger Agreement, each of Chiste and ICON has agreed to do certain things, some of which are conditions to the reverse merger. Each company is obligated to (a) obtain all necessary approvals, which includes approval by the stockholders of both Chiste and ICON for various aspects of the transaction,
(b) give the other access to the records and personnel to complete due diligence review, (c) proceed expeditiously to undertake all actions so as to be able to consummate the reverse merger, (d) ICON must deliver audited financial statements including a balance sheet as of December 31, 2003 and statements of operations, cash flows and stockholders' equity from inception (February 18, 2003) to December 31, 2003, and unaudited financial statements for the six months ended June 30, 2004, and pro forma financial statements prior to the closing which then will be included in the required Form 8-K relating to the consummation of the transactions under the Merger Agreement to be filed at closing, and (e) neither party will solicit or initiate proposals from, provide information to or hold discussions with any party concerning any sale of assets or any material portion of any capital stock or any merger, consolidation, business combination, liquidation or similar transaction, subject to the fiduciary obligations of directors generally.

         Consummation of the reverse merger is conditioned upon (i) Chiste completing the offer of shares of Common Stock and warrants to purchase Common Stock, in units of one share and one warrant, at $3.50 for each unit, on a minimum $2,250,000, maximum $4,200,000 basis, (ii) Chiste having affected a reverse split, and (iii) Chiste having changed its corporate name to "ICON Textile Laser Systems Holding Company".

         In addition to the foregoing conditions, the reverse merger is conditioned upon (i) receipt by ICON of an appropriate tax opinion indicating that the reverse merger is a tax-free reorganization, (ii) preparation and filing of a 14C Information Statement and Schedule 14(f)-1 Notice to Stockholders, (iii) ICON stockholders' approval of the Merger Agreement and the transactions contemplated under the Merger Agreement, (iv) dissenters not exercising their appraisal rights in excess of 50,000 shares, (v) continued quotation the Chiste's Common Stock on the OTC BB, (vi) ICON financial statements reflecting not less than $375,000 in net revenues for the fiscal year ended December 31, 2003 and not less than $300,000 in net revenues for the six months ended June 30, 2004, and (vi) employment agreements satisfactory to Chiste in respect of Joel P. Gayner and George P. Latos.

         Joel P. Gayner, George P. Latos, Michael V. Seppala and Wayne K. Shaffer, current management of ICON, and holding in the aggregate 84.5% of the outstanding shares of ICON common stock, have each entered into an agreement with Chiste to vote the shares of ICON common stock held by them to approve the Merger Agreement and the transactions contemplated under the Merger Agreement.

         The stockholders of ICON will indemnify KRM Fund for breaches or inaccuracies of representations and warranties and agreements and covenants of ICON. KRM Fund will indemnify ICON for breaches or inaccuracies of representations and warrants and agreement and covenants of Chiste. The period for claiming compensation under these indemnification provisions is six months from closing. Claims may be asserted once the damages exceed $50,000 and the indemnification right is for the excess over $50,000 to a maximum of $350,000.

         The Merger Agreement may be terminated as follows: (i) by mutual consent, (ii) by either party if the reverse merger is not consummated by October 31, 2004, (iii) by either party if the reverse merger is prohibited by issuance of an order, decree or ruling, or (iv) by either party if the other is in material breach of any representation, warranty, covenant or agreement. In the event of termination, both parties are responsible for their expenses, except ICON will reimburse Chiste for executive background investigative costs up to $10,000.

         After the closing of the reverse merger, Chiste has agreed that, unless it has the consent of KRM Fund, it will not issue any securities for one year to its officers and directors or 10% or greater stockholders, consultants, service providers or other parties, except for issuances with respect to outstanding options, warrants and convertible securities and pursuant to existing obligations, grants pursuant to stock option and similar plans approved by the board and stockholders, capital raising requirements approved by the board, or third party, arms-length transactions. Chiste will be obligated to comply with independent accountant and independent director requirements, audit and compensation committee requirements and code of ethic requirements imposed by law. Further, Chiste will be required to engage an investor relations firm and an independent research firm, acceptable to KRM Fund, within 30 days following the closing.

Item 3.02  Unregistered Sales of Equity Securities

         In connection with the reverse merger, each of ICON's 2,071,00 shares of outstanding common stock will be converted into the right to receive one (1) share of Chiste's Common Stock. Accordingly, assuming no ICON stockholder exercises his dissenter's rights, Chiste will issue 2,071,000 shares of Chiste Common Stock (on a post-reverse split basis) in exchange for all the outstanding shares of ICON common stock. Following the reverse split, the current Chiste stockholders will hold approximately 392,465 shares of Chiste Common Stock. See
Item 3.03 for more information concerning the reverse split of Chiste Common Stock.

         Each share of Chiste Common Stock issued to ICON stockholders in connection with the merger will be issued under an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"). As such, the shares of Chiste Common Stock issued to ICON stockholders will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. Chiste has, however, agreed to grant "piggyback" registration rights to certain ICON stockholders (each of whom is not part of ICON's management) holding in the aggregate 171,000 shares of Chiste Common Stock (on a post-reverse split basis) following the merger.

         Prior to the closing of the reverse merger and as a condition to the completion of the reverse merger, Chiste is required to raise the minimum amount under a private placement offering of Chiste units ("Units"). The offering will consist of a minimum of 642,858 Units and a maximum of 1,200,000 Units, for aggregate gross proceeds to Chiste of $2,250,000 on the minimum and $4,200,000 on the maximum. Each Unit consists of one share of Chiste Common Stock (on a post-reverse split basis) and a five-year redeemable warrant to purchase one share of Common Stock ("Warrant") at an exercise price of $5.25 per share.

          The Units are being offered to accredited investors only pursuant to an exemption from registration contained in Regulation D under the Securities Act. Keating Securities, LLC has been appointed the exclusive placement agent for the offering.

Item 3.03 Material Modification to Rights of Security Holders

         Prior to the closing of the reverse merger and as a condition to the completion of the reverse merger, Chiste is required to complete a reverse split of its Common Stock, pursuant to which each twenty-five (25) outstanding shares of Common Stock would be exchanged for one (1) newly issued share of Common Stock.

         The reverse split will not change the number of authorized shares of Common Stock nor will the reverse split change the par value of Chiste's Common Stock. There will be no change in the number of Chiste stockholders as a result of the Reverse Split.

         Chiste is presently authorized under its Certificate of Incorporation to issue 65,000,000 shares of Common Stock. The reverse split will not reduce the amount of authorized Common tock. Currently there are 9,161,629 shares of Common Stock outstanding. With an authorized number of 65,000,000 shares of Common Stock remaining unchanged, the number of unissued shares of Common Stock that will be available for future issuance will increase after the proposed reverse split.

         Chiste's board of directors expects to provide special treatment of Chiste stockholders holding 2,500 or fewer shares Common Stock to prevent such stockholders from holding less than 100 shares of Common Stock after the reverse split. Chiste stockholders holding 2,500 or fewer shares of Common Stock but at least 100 shares of Common Stock as of the record date will receive 100 shares of Common Stock after the reverse split. The reverse split will not affect the shares of Common Stock held by Chiste stockholders holding less than 100 shares of Common Stock as of the record date. The result of this special treatment is that an estimated 26,000 additional shares of Common Stock will be outstanding than if the reverse split identically affected all Chiste stockholders, although the number of additional shares may be higher depending on the exact number of beneficial owners.

         Following the reverse split, there will be approximately 392,465 shares of Common Stock outstanding and 96,000 shares of Common Stock reserved for issuance under Chiste's outstanding warrants.

         Prior to the closing of the reverse merger and as a condition to the completion of the reverse merger, Chiste will amend its articles of incorporation to change the name of the corporation to "ICON Textile Laser Systems Holding Company." As a result of this name change, the trading symbol for Chiste will change.

         Management of KRM Fund, which currently owns approximately 82.4% of the outstanding shares of Common Stock of Chiste, is expected to approve the reverse split, the name change and the amendments of its articles of incorporation effecting the reverse split and name change by written consent of the majority of stockholders without a meeting. Such amendments to Chiste's articles of incorporation will be contingent upon the closing of the reverse merger and will become effective upon filing of such amendments with the Nevada Secretary of State. Chiste intends to file with the SEC and mail to each of its stockholders an Information Statement under Rule 14C of the Exchange Act disclosing the stockholders approval of the foregoing amendments.

Item 5.01.        Changes in Control of Registrant

         In connection with the reverse merger, there will be a change of control, effective on the closing of the reverse merger. Chiste has agreed to take steps to cause the appointment of Joel P. Gayner, George P. Latos, Michael
V. Seppala and Wayne K. Shaffer ("ICON Directors"), each of whom is a member of ICON's current executive management team, as directors of Chiste, effective as of the closing of the reverse merger. Further, effective as of the closing of the reverse merger, Kevin R. Keating, the current sole director and officer of Chiste, will resign as a director, the President, Treasurer and Secretary of Chiste.

          Pursuant to a voting agreement to be entered into among KRM Fund, the ICON Directors and Chiste, effective as of the reverse merger, the ICON Directors have agreed to vote their shares of Chiste Common Stock in such manner to elect one person designated by KRM Fund to Chiste's board of directors for the one year period following the closing of the reverse merger. The designee of KRM Fund will be an independent member of the board of directors and will be a financial expert, qualified and available to serve on the company's audit and compensation committee. KRM Fund, under this voting agreement, will agree to vote its shares of Chiste Common Stock for Joel P. Gayner and George P. Latos and a designee of each of them for the one-year period following the closing of the reverse merger.

         The appointments and resignations set forth in the preceding paragraph shall be effective only upon the closing of the reverse merger and Chiste's compliance with the requirements of Rule 14F of the Exchange Act. Chiste, at least 10 days prior to the closing of the reverse merger, will file with the SEC and distribute to its stockholders, Schedule 14(f)-1 Notice to Stockholders.

         Following the reverse merger, the business activities of both Chiste and ICON will be under the management and supervision of the ICON Directors, and the existing management of Chiste will have no involvement in the business and affairs of Chiste or ICON.

Item 9.01         Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                  Upon completion of the reverse merger, Chiste will file the required financial statements at the time it files a further Form 8-K Current Report reflecting the acquisition of ICON.

         (b)      Pro Forma Financial Information

                  Upon completion of the reverse merger, Chiste will file the required pro forma financial statements at the time it files a further Form 8-K Current Report reflecting the acquisition of ICON.

         (c)      Exhibits

Exhibit Number    Description

2.1 Agreement and Plan of Merger between Chiste Corporation and ICON Textile Laser Systems, Inc. (without exhibits and schedules)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 23, 2004                  CHISTE CORPORATION
                                           (Registrant)

                                           /s/ Kevin R. Keating
                                           -----------------------
                                           Kevin R. Keating
                                           Secretary


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                                  EXHIBIT INDEX

Exhibit Number                Description

2.1                           Agreement and Plan of Merger between


                                      9